                                                                Exhibit 99.A-11

                           UBS FINANCIAL SERVICES INC.

                             UNIT INVESTMENT TRUSTS

                                 CODE OF ETHICS

                                DECEMBER 7, 2005

SECTION 1.  INTRODUCTION.

         This Code of Ethics ("Code") is required under Rule 17j-1 of the
Investment Company Act of 1940 ("1940 Act"), and is intended to provide guidance to the employees ("Employees") of the UBS Financial Services Inc. ("UBS
Financial Services ") who have designated duties and responsibilities for the
Unit Investment Trusts ("Trusts") sponsored or underwritten by UBS Financial
Services in connection with their personal securities transactions.

         The Code is not intended to discourage personal securities investments or sound personal investment programs on the part of Employees who are subject to the Code. Rather, the Code sets out prohibitions, and provides procedures and guidance to ensure that securities trading (including options and futures transactions) meets the requirements of Rule 17j-1 and does not involve conflicts of interest with the Trusts and unitholders. It also requires initial, quarterly and annual reporting of securities transactions and holdings by
Employees and their Employee related accounts, as defined in Section 3 below.
The Code should be read carefully, and consulted when an Employee or member of his or her household is considering the purchase, sale or transfer of any personal investment. It is each Employee's obligation to comply with the Code, and to follow up with his or her manager or the Unit Investment Trust designated
Chief Compliance Officer ("CCO") if necessary.

         Please note that, in addition to the Code, Employees are required to have a reasonable understanding of and observe the policies of UBS Financial
Services that are designed to ensure compliance with applicable federal and state laws, including, but not limited to, the rules of the Securities and
Exchange Commission and various self-regulatory organizations which may govern all of UBS Financial Services' employees' activities. Employees are reminded that they must also comply with all of UBS Financial Services' policies relating to business conduct, including prohibitions against trading on inside information generally, and as set forth in the UBS Financial Services Code of
Conduct and the UBS Financial Services Group Policies and Procedures Regarding
Inside and Proprietary Information, the Information Barrier, and Personal
Trading. These policies are, in many instances, more restrictive than this Code.

         Violations of the Code may result in sanctions, including dismissal, and even personal liability. Each Employee deemed to be covered by the Code will be given a copy of the Code when he or she commences employment and annually thereafter if changes are made, and each time will be asked to sign a statement that he or she has received and read the Code, and that he or she agrees to report all holdings of securities and all personal securities transactions as may be required by the Code and as may be required by UBS Financial Services policies. Annually each person covered by the Code will be asked to sign a statement certifying compliance with the Code. Any person encountering evidence of activity that may violate applicable statutes or regulations or provisions of the Code should promptly report such evidence to UBS Financial Services UIT
Product Manager. The UIT Product Manager must report violations to the CCO. Any
Employee who has any questions regarding any aspect of the Code should speak to his or her manager, the UIT Product Manager (who has responsibility for the
Trusts),or the CCO. In addition employees may report unethical or unlawful behavior on a confidential basis through the UBS Financial Services Ethics hotline at _________ or to Human Resources at ______ P.O. Box _____ Upper
Station, Hoboken, NJ ______ .

SECTION 2.   RULE 17J-1 REQUIREMENTS; ADOPTION OF CODE
(i)      Prohibitions. Every Employee is obligated to evaluate personal trading, and that of his or her Employee related accounts (defined in Section 3
         (xii)), against the following prohibitions of Rule 17j-1 under the 1940
         Act, which makes it unlawful for any affiliated person or principal underwriter of any Trust sponsored or underwritten by UBS Financial
         Services in connection with that person's purchase or sale, directly or indirectly, of securities that are held or to be acquired by any Trust:

         (a) to employ any device, scheme or artifice to defraud the Trust;

         (b)      to make any untrue statement of a material fact to the Trust or omit to state a material fact necessary in order to make the statements made to the Trust, in light of the
                  circumstances under which they are made, not misleading;

         (c)      to engage in any act, transaction, practice or course of
                  business which operates or would operate as a fraud or deceit on the Trust; or

         (d)      to engage in any manipulative practice with respect to the
                  Trust.

         Unlawful activities include insider trading or tipping, which occurs when a personal securities transaction occurs on the basis of, or while in possession of, material, non-public information. Information is considered material if it could reasonably affect the Employee's or Employee related investment decision. Nonpublic information is that which is generally not available in the investment marketplace.

         Most of the Trusts invest in highly liquid, easily tradable securities and it is unlikely that Employee or Employee related accounts trading in the normal course would have any impact

upon purchases or sales by a Trust. Therefore, UBS Financial Services is not imposing procedural trading restrictions at this time on Employees or Employee related accounts , other than the restrictions contained in the UBS Financial
Services Code of Conduct and the pre-clearance authorization for certain securities transactions required under this Code for Employees and their
Employee related accounts. However, all Employees should be guided by the principle that their trading, and the trading of their Employee related accounts, should not attempt to take advantage of any intended or actual purchase or sale of securities by a Trust. If post-trading reviews and surveillance indicate that any Employee or Employee related accounts has traded improperly, sanctions will be imposed under Section 7 of the Code.

(ii) Adoption of Code. In addition to the prohibitions noted above, Rule 17j-1 requires that the Trusts and the principal underwriter of the Trusts (a) adopt a written code of ethics containing provisions reasonably necessary to prevent certain persons, known as "Access Persons," as defined below, from engaging in any of the conduct described above, and (b) use reasonable diligence and institute procedures necessary to prevent violations of such code. UBS Financial
Services and the Trusts have adopted this Code to meet Rule 17j-1's requirements. The Trusts have elected to extend the pre-clearance and reporting requirements of Rule 17j-1 to Employees deemed to be considered Access persons
(defined below in Section 3 (i).

SECTION 3.  DEFINITIONS.

This Code uses certain defined terms, as explained in the text or in this
Section.

(i)      The term "Access Person" includes (a) any Employee (as defined below)
         of UBS Financial Services who, in the ordinary course of business makes, participates in or obtains information regarding, the purchase or sale of a security by or for the account of any Trust or any accumulation account for any Trust, or whose functions or duties in the ordinary course of business relate to the making of any recommendations to any Trust regarding the purchases or sale of securities and (b) any
         Employee of UBS Financial Services who, in connection with his or her regular function or duties, obtains information regarding the purchase or sale of a security by or for the account of any Trust or any accumulation account for any Trust.

(ii)     A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made or communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

(iii)    "Beneficial ownership" of, or "beneficial interest" in, a security shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the
         Securities Exchange Act of 1934 and the rules and regulations thereunder. This means that an Employee is a beneficial owner of any securities in which

         he or she has a direct or indirect financial interest. In addition, an
         Employee is a beneficial owner of securities held by his or her immediate family (term is defined later in the document)or any other person by reason of any contract, arrangement or understanding that provides him or her with sole or shared voting or investment power over the security.

(v)      "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership by any person of 25% or more of a company's voting securities is presumed to give the holder of those securities control of the company. A person who owns less than 25% of the voting securities of a company is presumed not to control the company. Either of these two presumptions may be overcome by the facts and circumstances of the particular situation. For purposes of this definition, control of a company includes control of (a) a corporation, partnership, association, joint-stock company, trust, fund or any organized group of persons, whether incorporated or not; (b) a receiver, trustee in a case under
         Title 11 of the United States Code or similar official or any liquidating agent for any of the foregoing, in his or her capacity as such; or (c) any account that invests in securities.

(vi)     "Covered Securities" means all securities except direct U.S. Government obligations, bankers' acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, repurchase agreements and shares of open-end mutual funds.

(vii)    "Employee" means any UBS Financial Services officer or employee who has designated duties and responsibilities for the Trusts.

(viii)   "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 (other than securities issues by an open-end management company or units issues by a unit investment trust registered under the Investment Company Act of 1940), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities
         Exchange Act of 1934.

(ix)     "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or 4(6)
         thereof or pursuant to Rule 504, Rule 505 or Rule 506 promulgated thereunder. It generally includes private general and limited partnerships, private placements and hedge funds.

(x)      "Purchase" or "sale" of a security means any acquisition or disposition of a security and includes, among other things, (a) the buying or writing of an option to purchase or sell a security or (b) an indirect purchase or sale by a person through a partnership, personal holding company or trust account over which such person has investment control or holds a beneficial interest, or by any member of the person's immediate family (as defined in (iii) above) sharing the same household.

(xi)     "Pre-clearance Officer" means the UIT Product Manager for all Employees except the UIT Product Manager, and means the CCO for the UIT Product
         Manager.

(xii)    "Employee Related Account" is an account of an "immediate family member" Immediate Family member is defined as : (1) an employee's spouse; (2) an employee's child living at home; and (3) an employee relative residing in the employee's household to whom the employee lends support.

(xiii)   The term "security" means any note, stock, treasury security, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

(xiv)    "Trusts" means the unit investment trusts sponsored or underwritten by
         UBS Financial Services, as principal underwriter.

SECTION 4.   PROCEDURES RELATING TO SECURITIES TRANSACTIONS OF EMPLOYEES.

         This Section 4 relates to the substantive restrictions on Covered
Securities transactions of Employees and their Employee related accounts.

(i) Exempted Transactions. The requirements of Section 4 (ii) shall not apply to the following transactions:

         (a)      A purchase or sale of securities effected in any account over which the Employee or Employee Related account has no direct or indirect influence or control or beneficial interest.

         (b)      A purchase or sale of securities which are not eligible for purchase or sale by any of the Trusts.

         (c)      A purchase or sale of securities which is non-volitional on the part of the Employee or Employee Related account ; for example, a purchase or sale effected by an investment manager for a pension or retirement plan (other than an individual retirement account) in which an Employee or Employee Related account is a beneficiary.

         (d)      Transactions in the UBS Financial Services Savings Investment
                  Plan, or pooled investment options in an outside 401(k)
                  retirement plan with a previous employer or established by a
                  Employee Related account (e.g., mutual funds or other pooled vehicles)..

         (e)      Purchases which are made through an automatic dividend
                  reinvestment plan.

         (f)      Acquisition of securities through certain corporate actions, such as stock dividends, stock splits, reverse stock splits, mergers, considerations, spin-offs or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities.

         (g)      Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent that such rights were acquired from such issuer, and sales of such rights so acquired.

         (h)      Purchases and sales of open-end mutual funds registered under the 1940 Act, including money market funds and funds sponsored by UBS Financial Services or its affiliates.

         (i)      Purchases and sales of unit investment trusts other than
                  Trusts sponsored by UBS Financial Services.

         (j)      U.S. government issued securities.

         (k)      Purchases and sales of UBS Financial Services Trusts with 30 or more portfolio securities as of the initial date of deposit

         (l)      Transactions occurring in the process of rolling over a Trust into a successor Trust series, resulting in a sell and a buy transaction of Trust units.

         (m)      Municipal Securities of up to $100,000 face value.

         (n)      Transactions in Security (which shall for the purpose of this exemption be deemed to include a series of related
                  transactions in a Security) involving 500 shares or less of the stock of an issuer that has a market capitalization (i.e.
                  outstanding shares multiplied by the current price per share)
                  of $1 billion or more.

         (o)      Money market investments, including
                  (1) bankers acceptances
                  (2) bank certificates of deposit
                  (3) commercial paper

                  (4) repurchase agreements.

(ii)     Restrictions on Personal Securities Transactions. The following procedures apply to every Employee and his or her Employee related accounts:

         (a)      Every Employee and Employee Related account must have each transaction in a Covered Security not exempt under Section
                  4(i) above pre-authorized in writing, by completing a Trade
                  Authorization Request Form, attached as Appendix 1, and
                  submitting the completed form to his or her designated
                  Pre-clearance Officer. Forms may be submitted by fax or
                  e-mailed to the Pre-clearance Officer Purchase of securities offered in an Initial Public Offering or Limited Offering must also be reviewed and pre-authorized by the Compliance
                  Department. Note that UBS Financial Services employee
                  participation in equity IPO's is restricted by NASD rules, and that Limited Offerings are independently subject to Compliance
                  Department approval under the UBS Financial Services Code of
                  Conduct.

         (b)      After receiving the completed Trade Authorization Request
                  Form, the Pre-clearance Officer will review the information and, as soon as practicable (generally within 24 hours),
                  determine whether to authorize the proposed transaction. The authorization and date and time of the authorization must be reflected on the Trade Authorization Request Form.
                  Pre-clearance authorization will expire upon the opening of the market on the next business day.

(c)           In the absence of the Pre-clearance Officer, pre-clearance forms should be directed to one of the officer's designees, or, if the designee is unavailable, to the CCO.

         (D)      NO ORDER FOR A SECURITIES TRANSACTION FOR WHICH
                  PRE-AUTHORIZATION IS SOUGHT MAY BE PLACED PRIOR TO THE RECEIPT
                  OF WRITTEN AUTHORIZATION OF THE TRANSACTION SHOWING THE DATE
                  AND TIME OF THE REQUIRED AUTHORIZATION. IN SOME CASES, TRADES
                  MAY BE REJECTED FOR A REASON THAT IS CONFIDENTIAL. UBS
                  FINANCIAL SERVICES IS NOT REQUIRED TO GIVE ANY EXPLANATION FOR
                  REFUSING TO AUTHORIZE A SECURITIES TRANSACTION.

SECTION 5.  TRADE MONITORING; REPORTING BY EMPLOYEES.

(i)      Post-Trade Reviews. The UIT Product Manager reviews the securities trades of all Employees and Employee related accounts in order to monitor compliance with this Code. Trades of the UIT Product Manager are reviewed by the CCO.

(ii)     In addition to obtaining pre-authorization of securities transactions as provided in Section 4(ii), each Employee must provide the reports described below for the Employee and his or her Employee related accounts.

         (a)      Initial Holdings Reports.
                  No later than 10 days after a person becomes an Employee and is deemed to be covered under the Code, the Employee must
                  provide the UIT Product Manager with an Initial Holdings
                  Report containing the following information: (1) the title, number of shares and principal amount of each Covered Security in which the Employee or Employee Related person had any
                  direct or indirect beneficial ownership when the person became an Employee; (2) the name of any broker, dealer or bank with whom the Employee or Employee Related person maintained an account in which any securities were held for the direct or indirect benefit of the Employee or Employee Related Person as of the date the person became an Employee; and (3) the date that the Report is submitted by the Employee. The UIT Product
                  Manager must provide an Initial Holdings Report to the CCO.
                  The Report may reference UBS Financial Services' current
                  records with regard to the Employee's and Employee related accounts' and securities holdings and certify that they are current as of the date not more than 45 days prior to the
                  employee being deemed to be covered by the Code without
                  providing the required details. .

         (b)      Quarterly Transaction Reports.

                  General Rule: No later than 30 days after the end of a
                  calendar quarter, the Employee must provide to the UIT Product
                  Manager a Quarterly Transaction Report containing the
                  following information:

                  (1)      With respect to any transaction during the quarter in
                           a security in which the Employee or Employee related
                           accounts had any direct or indirect Beneficial
                           Ownership: (A) the date of the transaction, the
                           title, the interest rate and maturity date (if
                           applicable), the number of shares and the principal
                           amount of each security involved; (B) the nature of
                           the transaction (i.e., purchase, sale or any other
                           type of acquisition or disposition); (C) the price of
                           the security at which the transaction was effected;
                           (D) the name of the broker, dealer or bank with or
                           through which the transaction was effected; and (E)
                           the date that the report is submitted.

                  (2)      With respect to any account established by the
                           Employee or a Employee Related account in which any
                           securities transactions occurred during the quarter
                           for the direct or indirect benefit of the Employee:
                           (A) the name of the broker, dealer or bank with whom
                           the Employee or Related Person established the
                           account; (B) the date the account was established;
                           and (C) the date that the report is submitted.

                  (3)      The UIT Product Manager must provide a Quarterly
                           Transaction Report to the CCO.

                  (4)      Employees are not required to file quarterly reports
                           if such reports would duplicate all required
                           information which is otherwise contained in the
                           broker trade confirmations, account statements,
                           outside account requests and approvals or other
                           records of the Employees and Employee related
                           accounts submitted to the UIT Product Manager, or the
                           CCO.

                  (c)      Annual Holdings Reports. Annually, the Employee must
                           provide the UIT Product Manager with an Annual
                           Holdings Report containing the following information
                           (which information must be current as of a date no
                           more than 45 days prior to the date that the report
                           is submitted: (1) the title, number of shares and
                           principal amount of each Covered Security in which
                           the Employee or Employee Related account had a direct
                           or indirect Beneficial Ownership; (2) the name of any
                           broker, dealer or bank with whom the Employee
                           maintains an account in which Covered Securities are
                           held for the direct or indirect benefit of the
                           Employee or Related Person; and (3) the date that the
                           report is submitted. The UIT Product Manager must
                           provide an Annual Holdings Report to the CCO. The
                           Report may reference UBS Financial Services' current
                           records with regard to the Employee's and Employee
                           related accounts' accounts and securities holdings
                           and certify that they are current as of a date no
                           more than 45 days prior to the date the report is
                           submitted without providing the required details.
                           Employees are not required to file annual reports if
                           such reports would duplicate all required information
                           which is otherwise contained in the broker trade
                           confirmations, account statements, outside account
                           requests and approvals or other records of the
                           Employees and Employee related accounts submitted to
                           the UIT Product Manager or the CCO.

         (d)      Disclaimer of Beneficial Ownership. Any report required by this Code may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect Beneficial Ownership in the Covered
                  Security to which the report relates.

SECTION 6.  EXCEPTIONS.

         The UIT Product Manager in consultation with the CCO may, upon a written demonstration of hardship or other significant factors, permit exceptions on a case-by-case basis, which shall be in writing, to the prohibitions and restrictions contained in this Code. Such exceptions shall only be valid if provided in writing by the CCO. Any exception sought by the UIT
Product Manager must be approved by the CCO.

SECTION 7.  SANCTIONS.

         If, in consultation with the UIT Product Manager, the CCO determines that an Employee has violated this Code, the CCO may impose sanctions and take other actions it deems appropriate, including a letter of caution or warning, suspension of personal trading rights, fine, suspension of employment (with or without compensation), civil referral to the Securities and Exchange Commission, criminal referral and termination of employment for cause.

         As part of any sanction, the CCO may require the Employee to reverse the trade(s) in question and forfeit any profit or absorb any loss from the trade. Depending on the nature and size of the transaction, UBS Financial
Services may elect to absorb any loss, but is not obligated to do so.

SECTION 8.  REVIEW OF CODE.

         The UIT product manger shall prepare an annual report relating to this
Code for submission to the CCO Such report shall summarize existing procedures concerning personal investing and any changes in the procedures made during the past year, identify any violations requiring significant remedial action during the past year, and identify any recommended changes in the existing restrictions or procedures based upon the experience of UBS Financial Services under the
Code, evolving industry practices or developments in applicable laws or regulations.

SECTION 9.  RECORDKEEPING REQUIREMENTS.

         This Code of Ethics and any amendments hereto, a copy of each Trade
Authorization Request Form, reports required under Section 5 hereof, written reports relating to interpretations or violations of this Code and actions taken in respect thereof and all lists of Employees required to make reports pursuant to this Code, shall be preserved with records in accordance with the requirements of Rule 17j-1 of the 1940 Act.

The UIT Product Manager shall be responsible for maintaining the following records:

         (a)      A copy of the Code currently in effect and any versions of the
                  Code in effect at any time within the past five years, as well as a copy of all codes of ethics for any Trust sponsored or co-sponsored by UBS Financial Services and any version of the codes in effect within the past five years, maintained in an easily accessible place;

         (b)      A record of any violations of the Code, and of any action
                  taken as a result of the violation, maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

         (c)      A copy of each (1) Employee and Employee Related account
                  transaction and account statements, (2) Employee and Employee
                  Related account Securities Initial and Annual Holdings Report and (3) Quarterly Transaction Report made by an Employee and
                  Employee Related account, including any information provided in lieu of these reports, maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, and for the first two years in an easily accessible place;

         (d)      A record of all persons, currently or within the past five years, who are or were required to submit Employee and
                  Employee Related account Securities Holdings Reports or
                  Quarterly Transaction Reports, or who are or were responsible for reviewing these reports, maintained in an easily
                  accessible place;

         (e)      A record of any decision, and the reasons supporting the
                  decision, to approve the acquisition of securities issued in an Initial Public Offering or Limited Offering by an Employee
                  and Employee Related account, maintained for at least five years after the end of the fiscal year in which the approval is granted; and

         (f)      A copy of each Trade Authorization Form, maintained for at least five years after the end of the fiscal year in which the approval is granted.

                                                                    APPENDIX 1

                                     FORM OF
          TRADE AUTHORIZATION REQUEST FOR ACCESS PERSONS, EMPLOYEES AND
                           EMPLOYEE RELATED ACCOUNTS

                                                                     APPENDIX 2

                                     FORM OF
                               INITIAL AND ANNUAL
                        PERSONAL SECURITIES HOLDINGS FORM

                                                                     APPENDIX 3

                                     FORM OF
                   ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS

                                                                     APPENDIX 4

                                    FORM OF
           ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS